Strategic American Oil Corporation Signs Joint Agreement to Develop Its Initial Waterflood Recovery Project in Markham City North, Illinois

Corpus Christi, Texas - March 16, 2011 - Strategic American Oil Corporation (OTCBB: SGCA) announced today that it has executed Farmout and Joint Operating Agreements with Core Minerals Operating Co., Inc. ("Core") to develop the Company's initial waterflood project in Markham City North, Illinois.

The Agreement requires Core to commence development of the field on or before June 30, 2011. Strategic American Oil has retained certain carried working interest in the field which, after development activities have commenced, will eventually increase to at least 25 percent. The primary target at this time is the McClosky formation, which has been successfully waterflooded in several other Illinois Basin fields. This field originally produced approximately 1.6 million barrels of oil and it is estimated that there could be as much or more oil remaining to be recovered.

About Core Minerals Operating Co., Inc.

Core Minerals, based in Evansville, IN, is an Exploration and Production Company focused on optimizing active and inactive producing oil properties in the Illinois Basin and other analogous areas. Further information on Core Minerals may be found on the Company's website at www.coreoperating.com.

About Strategic American Oil

Strategic American Oil Corporation (OTCBB: SGCA) is a rapidly growing oil and natural gas exploration and production company with primary operations in Texas, as well as Louisiana, and Illinois.  The Company utilizes advanced 3D imaging data and other proven technologies to locate and exploit oil and natural gas within its core area of operations, as well as the exploration of deeper pools. The Company seeks accretive acquisitions of production, reserves and other opportunities which will provide significant growth potential. Further information can be found on the Company's website at www.strategicamericanoil.com.

Corporate Offices:
600 Leopard Street, Suite 2015
Corpus Christi, Texas 78401
www.strategicamericanoil.com

Investor Relations:
Investor Awareness, Inc.
Tony Schor or James Foy, 847-945-2222
www.InvestorAwareness.com

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Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.